UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

TENNESSEE	333-190028-01	62-1543816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue
Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Unsecured Credit Facility

On December 1, 2016, Mid-America Apartments, L.P., a Tennessee limited partnership (“MAA LP”), entered into a First Amendment (“First Amendment”) to its senior unsecured Second Amended and Restated Credit Agreement dated as of October 15, 2015 (the “Credit Agreement”), with KeyBank National Association, the other lenders party to the First Amendment, and KeyBank National Association, as administrative agent for the lenders. A description of certain terms of the Credit Agreement is set forth in the Current Report on Form 8-K filed by Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), and MAA LP with the Securities and Exchange Commission on October 16, 2015.

The First Amendment amends the Credit Agreement by, among other things, increasing the committed credit amount from $750 million to $1.0 billion.

The foregoing description of the First Amendment is only a summary and is qualified in its entirety by the full text of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2016, MAA completed the merger transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 15, 2016, by and among MAA, MAA LP, Post Properties, Inc., a Georgia corporation (“Post Properties”), Post GP Holdings, Inc., a Georgia corporation, and Post Apartment Homes, L.P., a Georgia limited partnership (“Post LP”), pursuant to which Post Properties merged with and into MAA, with MAA continuing as the surviving corporation (the “Parent Merger”), and Post LP merged with and into MAA LP, with MAA LP continuing as the surviving entity (the “Partnership Merger,” and together with the Parent Merger, the “Mergers”). Pursuant to the Merger Agreement, at the effective time of the Parent Merger, each outstanding share of Post Properties common stock, par value $0.01 per share, was converted into the right to receive 0.71 shares of MAA common stock, par value $0.01 per share (the “Merger Consideration”), with cash in lieu of fractional shares. In addition, in the Parent Merger, each outstanding share of Post Properties’ 8 1/2% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (“Post Properties Series A preferred stock”), was converted into the right to receive one newly-issued share of MAA’s 8.50% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share (“MAA Series I preferred stock”), which has the same rights, preferences, privileges and voting powers as those of the Post Properties Series A preferred stock. At the effective time of the Partnership Merger, which occurred immediately prior to the Parent Merger, each outstanding limited partnership interest in Post LP was converted into 0.71 limited partnership units in MAA LP.

MAA issued approximately 38 million shares of MAA common stock and approximately 868,000 shares of MAA Series I preferred stock to former Post common and preferred shareholders as consideration in the Parent Merger, and MAA LP issued approximately 80,000 limited partnership units in MAA LP to former Post LP limited partners in the Partnership Merger (excluding units of MAA LP issued in the Partnership Merger and held by MAA following the Parent Merger). Based on the opening price of MAA common stock on December 1, 2016 as reported on the New York Stock Exchange, the aggregate value of the Merger Consideration paid or payable to former holders of Post Properties common stock is approximately $3.5 billion.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to MAA and MAA LP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2016 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of Direct Financial Obligation.

Amendment to Unsecured Credit Facility

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Assumed Liabilities Pursuant to the Mergers

As a result of the Mergers, MAA and MAALP assumed the liabilities of Post Properties and Post LP outstanding at the time of the Mergers, which included, but is not limited to, in the aggregate, approximately $185 million of mortgage indebtedness and approximately $400 million of senior unsecured notes.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 1, 2016, at the effective time of the Partnership Merger, MAA LP issued an aggregate of approximately 38 million limited partnership units in MAA LP consisting of approximately 80,000 limited partnership units in MAA LP issued to former third-party Post LP limited partners and approximately 38 million limited partnership units that are held by MAA following the completion of the Parent Merger. The limited partnership units held by former third-party Post LP limited partners are subject to a redemption right at the option of the holder and, upon exercise by the unitholder of its redemption right, such unitholder may receive MAA common stock (in lieu of cash) at MAA’s sole and absolute discretion, in accordance with the Third Amended and Restated Agreement of Limited Partnership of MAA LP, as amended. The limited partnership units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 1, 2016, effective as of the effective time of the Parent Merger, as approved by resolutions of MAA’s board of directors and pursuant to the terms of the Merger Agreement, the number of directors on the MAA board of directors was increased to 13, and the following former members of the Post Properties board of directors were appointed to the MAA board of directors:

Russell R. French

Toni Jennings

David P. Stockert

Any committee assignments for the new members of the MAA board of directors will be determined at a future meeting of the MAA board of directors. MAA’s directors prior to the effectiveness of the merger transactions contemplated by the Merger Agreement will continue as directors of MAA.

The new directors will receive compensation consistent with that received by MAA’s other non-employee directors as disclosed in MAA’s definitive proxy statement, filed with the Securities and Exchange Commission on April 14, 2016, in connection with MAA’s 2016 annual meeting of shareholders.

In addition, each of the new directors entered into MAA’s standard Indemnification Agreement, which generally provides that MAA will indemnify Mr. French, Ms. Jennings and Mr. Stockert against all expenses and liabilities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Tennessee law if they are made or threatened to be made a party to the proceeding by reason of their service as a member of the MAA board of directors, subject to limited exceptions.

Under the terms of the Merger Agreement, the new directors will serve on the MAA board of directors until the 2017 annual meeting of MAA’s shareholders (and until their successors have been duly elected and qualified) and will be nominated by the MAA board of directors for reelection at the 2017 annual meeting of MAA’s shareholders, subject to the satisfaction and compliance of such new directors with MAA’s corporate governance guidelines and code of business conduct and ethics. Other than the Mergers and the terms of the Merger Agreement, there are no arrangements or understandings between any of Mr. French, Ms. Jennings and Mr. Stockert and any other person pursuant to which any of these individuals were selected as directors and there are no material transactions between any of these individuals and MAA.

The description of the Merger Agreement contained in this Item 5.02 is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to MAA and MAA LP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2016 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

The foregoing description of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2016, MAA and Post Properties issued a joint press release announcing the completion of the Mergers and the appointment of the new MAA directors described above in Item 2.01 and Item 5.02, respectively, of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2016.)

10.1*	First Amendment to Second Amended and Restated Credit Agreement, dated as of December 1, 2016, by and among Mid-America Apartments, L.P., as borrower, KeyBank National Association, the other lenders party thereto, and KeyBank National Association, as administrative agent.

10.2*	Form of Indemnification Agreement between Mid-America Apartment Communities, Inc. and each of its directors and certain of its executive officers.

99.1*	Press Release dated December 1, 2016.

*	Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2016	MID-AMERICA APARTMENT COMMUNITIES, INC.

	By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 1, 2016	MID-AMERICA APARTMENTS, L.P. By: Mid-America Apartment Communities, Inc.

	By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 15, 2016, by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Post Properties, Inc., Post GP Holdings, Inc. and Post Apartment Homes, L.P. (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2016.)

10.1*	First Amendment to Second Amended and Restated Credit Agreement, dated as of December 1, 2016, by and among Mid-America Apartments, L.P., as borrower, KeyBank National Association, the other lenders party thereto, and KeyBank National Association, as administrative agent.

10.2*	Form of Indemnification Agreement between Mid-America Apartment Communities, Inc. and each of its directors and certain of its executive officers.

99.1*	Press Release dated December 1, 2016.

*	Filed or furnished herewith.